Exhibit 10.159J
CUSTOMER SUPPORT VARIABLES
between
THE BOEING COMPANY
and
AMERICAN AIRLINES, INC.
Supplemental Exhibit CS1-2
to Purchase Agreement Number 1980

P.A. No. 1980		SA-20

BOEING PROPRIETARY

CUSTOMER SUPPORT VARIABLES
relating to
BOEING MODEL 777-323ER AIRCRAFT
     Customer currently operates an aircraft of the same major model as the 777-323ER (Aircraft). Upon Customer’s request, Boeing will develop and schedule a customized Customer Support Program to be furnished in support of the Aircraft. The customized program will be based upon and equivalent to the entitlements summarized below.
1. Maintenance Training.
     1.1 Maintenance Training Minor Model Differences Course, if required, covering operational, structural or systems differences between Customer’s newly-purchased Aircraft and an aircraft of the same model currently operated by Customer; one (1) class of fifteen (15) students;
     1.2 Training materials, if applicable, will be provided to each student. In addition, one set of training materials as used in Boeing’s training program, including visual aids, text and graphics will be provided for use in Customer’s own training program.
2. Flight Training.
     Boeing will provide, if required in Customer’s sole discretion, one classroom course to acquaint up to fifteen (15) students with operational, systems and performance differences between Customer’s newly-purchased Aircraft and an aircraft of the same model currently operated by Customer.
     Any training materials used in Flight Training, if so required, will be provided for use in Customer’s own training program.
3. Planning Assistance.
     3.1 Maintenance Engineering. Notwithstanding anything in Exhibit B to the AGTA seemingly to the contrary, Boeing will provide the following Maintenance Engineering support:
          3.1.1 Maintenance Planning Assistance. Upon request, Boeing will provide assistance in identifying the impact to Customers maintenance program resulting from minor model differences between the Aircraft and an aircraft of the same model currently operated by the Customer.
          3.1.2 ETOPS Maintenance Planning Assistance. Upon request, Boeing will provide assistance in identifying the impact to Customer’s ETOPS maintenance program resulting from minor model differences between the Aircraft and an aircraft of the same model currently operated by the Customer.
          3.1.3 GSE/Shops/Tooling Consulting. Upon request, Boeing will provide assistance to Customer in identifying the impact to Customer’s maintenance tools and

P.A. No. 1980		SA-20

BOEING PROPRIETARY

ground support equipment resulting from the minor model differences between the Aircraft and an aircraft of the same model currently operated by Customer.
     3.2 Spares. Boeing will revise, as applicable, the customized Recommended Spares Parts List (RSPL) and Illustrated Parts Catalog (IPC).
4. Technical Data and Documents.
     Boeing will revise, as applicable, technical data and documents provided with previously delivered aircraft of the same major model.

P.A. No. 1980		SA-20
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BOEING PROPRIETARY